Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2024
NEWPORT, RI - November 12, 2024 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2024.
THIRD QUARTER 2024 RESULTS

•Net income attributable to Pangaea of $5.1 million, or $0.11 per diluted share
•Adjusted net income attributable to Pangaea of $11.1 million, or $0.24 per diluted share
•Operating cash flow of $28.5 million
•Adjusted EBITDA of $23.9 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $16,324 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by 19%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.5x
•Expanded owned vessel fleet to 26 with the acquisitions of the Bulk Brenton and Bulk Patience in third quarter

For the three months ended September 30, 2024, Pangaea reported non-GAAP adjusted net income of $11.1 million, or $0.24 per diluted share, on total revenue of $153.1 million. Third quarter TCE rates increased 4% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 4% to 4,805 days, when compared to the year-ago period.

The TCE earned was $16,324 per day for the three months ended September 30, 2024, compared to an average of $15,748 per day for the same period in 2023. During the third quarter ended September 30, 2024, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by 19%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA decreased by 14.2% to $23.9 million in the third quarter of 2024, compared to the prior-year period. Total Adjusted EBITDA margin was 15.6% during the third quarter of 2024, compared to 20.6% during the prior year period. This decrease is primarily due to higher voyage expenses and increased charter hire costs, which offset the benefits of higher market rates.

As of September 30, 2024, the Company had $93.1 million in cash and cash equivalents. Total debt, including finance lease obligations was $292.8 million. At the end of the third quarter 2024, the ratio of net debt to trailing twelve-month adjusted EBITDA was 2.5x, which was flat compared to the prior year period. During the three months ended September 30, 2024, the Company repaid net $3.3 million of finance leases in conjunction with a refinancing, $3.4 million of long-term debt and received proceeds amounting to $46.6 million from secured long-term debt, and paid $4.5 million in cash dividends.

On November 8, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, to be paid on December 13, 2024, to all shareholders of record as of November 29, 2024.

MANAGEMENT COMMENTARY

“Strategically, this has been a historic year for Pangaea, one in which we’ve continued to advance our value creation strategy through a combination of targeted fleet expansion, strong operational execution, and accretive inorganic growth,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “In September, we entered into a definitive agreement to merge 15 dry bulk handy-size vessels into our own dry bulk fleet in an all-stock transaction with M. T. Maritime (“MTM”). The transaction, which is expected to close by year-end 2024, will increase the size of our owned fleet by more than 60% and will drive meaningful annual EBITDA for Pangaea. In a separate transaction, we acquired the remaining 50% interest in our post-panamax ice class 1A joint venture, further solidifying our position in this premium niche market segment. We also purchased two modern supramaxes to support our base businesses”.

“With our added scale, we expect to expand our logistics operations at both new and existing ports of operation, consistent with our integrated shipping and logistics model,” continued Filanowski. “Our asset-lite, cargo-centric model leverages a combination of owned and chartered-in vessels, consistent with our long-term strategy. Given fluctuations in global dry bulk capacity and demand, we believe our model provides superior durability, cost efficiency and scalability through the cycle, with an emphasis on profitable growth”.

“The third quarter is a seasonally active period of the year across our Arctic trades,” continued Filanowski. “We optimized our ice class fleet during the quarter and we delivered a year-over-year increase in both total shipping days and TCE/day rate. While market rates declined as the quarter progressed, our reported TCE exceeds prevailing market indices by 19% in the period, given our strategic focus on premium rate trade routes”.

“Through today, we have performed 3,378 shipping days generating a TCE of $16,629/day," continued Mark Filanowski. "We look forward to having the MTM transaction closed by year end, subject to the approval of our shareholders, positioning Pangaea to deliver an expanded portfolio of services across a growing customer base in the year ahead.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. The Company is focused on deploying capital to support continued organic growth of its port and terminal operations. During the third quarter the Company continued to advance its ongoing expansion of its terminal operations in the Port of Tampa, which is on track to be complete in the second half of 2025. Furthermore, the Company’s proposed merger of its dry bulk fleet with the dry bulk fleet of MTM would enhance its ability to service customers in proximity to its port and terminal operations.

Continue to drive strong fleet utilization. In the third quarter, Pangaea's 26 owned vessels were fully utilized and supplemented with an average of 27 chartered-in vessels to support cargo and COA commitments. During the quarter, the Company completed the acquisition of two new vessels, which will expand the owned vessel fleet to 26. In addition to the two newly acquired vessels, the Company proposed merger with the dry bulk fleet of MTM will expand the Company’s capabilities into the Handymax segment, further enabling Pangaea to dynamically meet the evolving needs of its customers while maximizing its owned fleet utilization.

Continue to upgrade fleet, while divesting older, non-core assets. During the quarter, the Company took delivery of the 2016-built Bulk Patience and Bulk Brenton. In addition, the Company announced that it had entered into an agreement to merge its Dry Bulk fleet with the fleet of MTM, adding another 15 vessels to its owned vessel fleet. Going forward, the Company will continue to opportunistically invest in its fleet with the purpose of maximizing TCE rates, meeting evolving regulatory requirements and supporting client cargo needs on an on-demand basis.

THIRD QUARTER 2024 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Wednesday, November 13, 2024 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-800-225-9448
International Live: 1-203-518-9708
Conference ID:     PANLQ324

To listen to a replay of the teleconference, which will be available through November 20, 2024:

Domestic Replay: 1-800-839-9374
International Replay: 1-402-220-6087

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Voyage revenue	$145,119,752	$127,884,506	$356,506,043	$346,300,186
Charter revenue	4,860,376	3,797,528	23,738,200	16,636,920
Terminal & Stevedore Revenue	3,134,936	3,934,154	9,117,226	4,453,811
Total revenue	153,115,064	135,616,188	389,361,469	367,390,917
Expenses:
Voyage expense	71,539,649	59,075,208	169,805,168	170,349,472
Charter hire expense	36,511,251	25,466,886	96,339,176	77,183,388
Vessel operating expense	13,884,629	14,252,533	41,289,813	41,070,199
Terminal & Stevedore Expenses	2,417,374	3,517,736	7,324,959	3,892,318
General and administrative	6,041,857	5,500,121	18,349,556	17,115,013
Depreciation and amortization	7,719,083	8,092,495	22,609,231	22,546,350
Loss on sale of vessel	—	—	—	1,172,196
Total expenses	138,113,843	115,904,979	355,717,903	333,328,936

Income from operations	15,001,221	19,711,209	33,643,566	34,061,981

Other income (expense):
Interest expense	(4,702,101)	(4,348,686)	(12,365,614)	(12,724,920)
Interest income	893,879	775,504	2,434,325	2,867,914
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	274,326	(267,198)	(420,826)	(1,027,798)
Unrealized (loss) gain on derivative instruments, net	(5,961,224)	4,531,912	(1,804,388)	2,760,059
Other income	551,021	(212,639)	1,229,193	422,636
Total other expense, net	(8,944,099)	478,893	(10,927,310)	(7,702,109)

Net income	6,057,122	20,190,102	22,716,256	26,359,872
Income attributable to non-controlling interests	(946,082)	(1,321,811)	(2,248,265)	(1,172,774)
Net income attributable to Pangaea Logistics Solutions Ltd.	$5,111,040	$18,868,291	$20,467,991	$25,187,098

Earnings per common share:
Basic	$0.11	$0.42	$0.45	$0.56
Diluted	$0.11	$0.42	$0.45	$0.56

Weighted average shares used to compute earnings per common share:
Basic	45,279,813	44,775,438	45,257,462	44,754,620
Diluted	46,011,402	45,081,668	45,947,548	45,108,039

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$93,119,521	$99,037,866
Accounts receivable (net of allowance of $5,329,034 and $5,657,837 at September 30, 2024 and December 31, 2023, respectively)	44,157,144	47,891,501
Inventories	26,742,783	16,556,266
Advance hire, prepaid expenses and other current assets	32,219,650	28,340,246
Total current assets	196,239,098	191,825,879

Fixed assets, net	514,581,091	474,265,171
Right of use assets, net	29,134,488	30,393,823
Goodwill	3,104,800	3,104,800
Other non-current Assets	6,107,198	5,590,295
Total assets	$749,166,675	$705,179,968

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$47,778,007	$35,836,262
Deferred revenue	16,080,451	15,629,886
Current portion of secured long-term debt	16,536,650	30,751,726
Current portion of lease liabilities	14,238,935	21,970,124
Dividend payable	1,279,494	1,146,321
Total current liabilities	95,913,537	105,334,319

Secured long-term debt, net	117,014,342	68,446,309
Lease liabilities, net	141,066,827	143,266,867
Long-term liabilities - other	16,357,366	17,936,540

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 46,902,091 shares issued and outstanding at September 30, 2024; 46,466,622 shares issued and outstanding at December 31, 2023	4,692	4,648
Additional paid-in capital	167,167,687	164,854,546
Retained earnings	165,417,353	159,026,799
Total Pangaea Logistics Solutions Ltd. equity	332,589,732	323,885,993
Non-controlling interests	46,224,871	46,309,940
Total stockholders' equity	378,814,603	370,195,933
Total liabilities and stockholders' equity	$749,166,675	$705,179,968

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income	$22,716,256	$26,359,872
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	22,609,231	22,546,350
Amortization of deferred financing costs	739,522	701,275
Amortization of prepaid rent	91,399	91,048
Unrealized (gain) loss on derivative instruments	1,804,388	(2,760,059)
Income from equity method investee	(1,445,750)	(417,636)
Earnings attributable to non-controlling interest recorded as other long term liability	420,826	1,027,798
Provision for doubtful accounts	1,671,197	933,449
Loss on sale of vessel	—	1,172,196
Drydocking costs	(2,999,998)	(3,368,800)
Share-based compensation	2,313,185	1,393,514
Change in operating assets and liabilities:
Accounts receivable	2,563,160	(17,676,862)
Inventories	(10,186,517)	2,757,206
Advance hire, prepaid expenses and other current assets	(5,637,302)	885,264
Accounts payable, accrued expenses and other current liabilities	11,297,723	3,324,586
Deferred revenue	450,565	(7,086,632)
Net cash provided by operating activities	46,407,885	29,882,569

Investing activities
Purchase of vessels and vessel improvements	(57,530,543)	(27,217,355)
Purchase of fixed assets and equipment	(160,231)	—
Proceeds from sale of vessel	—	8,037,804
Acquisitions, net of cash acquired	—	(7,200,000)
Dividends received from equity method investments	510,000	1,637,500
Contributions to non-consolidated subsidiaries and other investments	(171,699)	(275,000)
Net cash used in investing activities	(57,352,473)	(25,017,051)

Financing activities
Proceeds from long-term debt	64,150,000	—
Payments of financing fees and issuance costs	(1,228,714)	—
Payments of long-term debt	(28,963,663)	(12,435,039)
Proceeds from finance leases	8,000,000	—
Payments of finance lease obligations	(18,653,782)	(12,211,158)
Dividends paid to non-controlling interests	(2,333,334)	(5,000,000)
Cash dividends paid	(13,944,264)	(13,618,424)
Cash paid for incentive compensation shares relinquished	—	(127,283)
Payments to non-controlling interest recorded as long-term liability	(2,000,000)	(2,500,000)
Net cash provided by (used in) financing activities	5,026,243	(45,891,904)

Net change in cash and cash equivalents	(5,918,345)	(41,026,386)
Cash and cash equivalents at beginning of period	99,037,866	128,384,606
Cash and cash equivalents at end of period	$93,119,521	$87,358,220

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Transportation and Service Revenue
Gross Profit	$21,084,541	$25,240,555	$52,075,557	$52,433,372
Add:
Vessel Depreciation and Amortization	7,677,620	8,063,270	22,526,796	22,462,168
Net transportation and service revenue	$28,762,161	$33,303,825	$74,602,353	$74,895,540

Adjusted EBITDA
Net Income	6,057,122	20,190,102	22,716,256	26,359,872
Interest expense, net	3,808,222	3,573,182	9,931,289	9,857,006
(Income) loss attributable to Non-controlling interest recorded as long-term liability interest expense	(274,326)	267,198	420,826	1,027,798
Depreciation and amortization	7,719,083	8,092,495	22,609,231	22,546,350
EBITDA	17,310,101	32,122,977	55,677,602	59,791,026
Non-GAAP Adjustments:
Loss on sale of vessels	—	—	—	1,172,196
Share-based compensation	645,835	270,007	2,313,185	1,393,514
Unrealized loss (gain) on derivative instruments, net	5,961,224	(4,531,912)	1,804,388	(2,760,059)
Other non-recurring items	—	19,476	—	445,178
Adjusted EBITDA	$23,917,160	$27,880,548	$59,795,175	$60,041,855

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$5,111,040	$18,868,291	$20,467,991	$25,187,098

Weighted average number of common shares outstanding - basic	45,279,813	44,775,438	45,257,462	44,754,620
Weighted average number of common shares outstanding - diluted	46,011,402	45,081,668	45,947,548	45,108,039

Earnings per common share - basic	$0.11	$0.42	$0.45	$0.56
Earnings per common share - diluted	$0.11	$0.42	$0.45	$0.56

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$5,111,040	$18,868,291	$20,467,991	$25,187,098
Non-GAAP
Add:
Loss on sale of vessels	—	—	—	1,172,196
Unrealized loss (gain) on derivative instruments	5,961,224	(4,531,912)	1,804,388	(2,760,059)
Other non-recurring items	—	19,476	—	445,178
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$11,072,264	$14,355,855	$22,272,379	$24,044,413

Weighted average number of common shares - basic	45,279,813	44,775,438	45,257,462	44,754,620
Weighted average number of common shares - diluted	46,011,402	45,081,668	45,947,548	45,108,039

Adjusted EPS - basic	$0.24	$0.32	$0.49	$0.54
Adjusted EPS - diluted	$0.24	$0.32	$0.48	$0.53

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.